Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, October 25, 2005 – Pixelworks will host a conference call at 2 p.m. PDT, October 25, 2005, which can be accessed at (312) 461-9409 and using pass code 9939949.  The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com.  A replay of the conference call will be available through October 28, 2005, and can be accessed by calling (719) 457-0820 using pass code 9939949.  A replay of the Web broadcast will be available through November 24, 2005.

Pixelworks Reports Third Quarter 2005 Financial Results

•                  Revenue of $46.8 million in the third quarter increased 13 percent from $41.3 million in the second quarter of 2005 and increased 6 percent from $44.0 million in the third quarter of 2004.

•                  GAAP net loss in the third quarter was ($5.3) million, or ($0.11) per share; non-GAAP net loss was ($592,000), or ($0.01) per share.

•                  Non-GAAP* gross profit margins of 43.8 percent improved sequentially from 40.6 percent in the second quarter of 2005.

•                  The company has restructured its workforce resulting in the elimination of a total of 36 positions.  This is expected to result in one-time severance expenses of approximately $1.0 million in the fourth quarter of 2005.  Within the next two quarters the company also expects to incur additional costs to move its employees currently located in two separate facilities in Silicon Valley into a new single facility.

*Non-GAAP gross profit, income (loss) before income taxes, and net income (loss), which differs from gross profit, income (loss) before income taxes, and net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired in acquisitions, amortization of stock-based compensation, and a loss on the sale of marketable securities used to fund the acquisition of Equator Technologies.  A schedule reconciling these amounts for the three and nine months ended September 30, 2005 and 2004 is included in this news release.  Pixelworks’ management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate ongoing business performance. Pixelworks’ management also uses these non-GAAP financial measures internally to monitor performance of the business. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

—more—

Tualatin, Ore., October 25, 2005 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the third quarter ended September 30, 2005.

Revenue for the third quarter of 2005 was $46.8 million, a 6 percent increase from $44.0 million in the third quarter of 2004 and a 13 percent increase from $41.3 million in the second quarter of 2005.

Net loss in accordance with generally accepted accounting principles (GAAP) in the third quarter of 2005 was ($5.3) million, or ($0.11) per share, compared with net income of $5.4 million or $0.11 per diluted share, in the third quarter of 2004 and net loss of ($2.3) million, or ($0.05) per share, in the second quarter of 2005.  GAAP results include non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired from Equator Technologies, amortization of stock-based compensation, and a loss on the sale of marketable securities used to fund the acquisition of Equator Technologies.  These non-cash and acquisition-related expenses, which are excluded when reporting non-GAAP financial results, totaled approximately $6.9 million in the third quarter of 2005 compared to $340,000 in the third quarter of 2004 and $1.7 million in the second quarter of 2005.

The non-GAAP net loss in the third quarter of 2005 was ($592,000), or ($0.01) per share, which compared to non-GAAP net income of $5.8 million, or $0.12 per diluted share in the third quarter of 2004 and a non-GAAP net loss of ($1.6) million or ($0.03) per share, in the second quarter of 2005.

“From a bottom line perspective, the financial results were in line with our outlook,” said Allen Alley, President, CEO, and Chairman.  “Revenue was slightly below our outlook while a favorable mix of business generated better than anticipated gross profit margins.  Better than expected revenue from projectors and LCD monitors was offset by weaker than expected television revenue, due largely to new products for advanced televisions shipping later in the quarter than we originally anticipated.”

Alley continued, “The start of the production of our new digital television products is significant for Pixelworks.  It has not been easy, but we now believe we are shipping the most complete, fully integrated, ATSC compliant solution in the industry.  I am particularly pleased that Dell was our first customer to go into production with their newly introduced 37-inch LCD TV and 50-inch high-definition plasma TV.  We expect to be able to leverage our significant investment in software development to secure other digital television customers in the coming quarters,” added Alley.

2

The company also announced today a restructuring of its workforce in its facilities in Oregon and Silicon Valley resulting in the elimination of 36 positions, or approximately 7 percent of its workforce.  As a result of these changes, the company expects to incur one-time severance expenses of approximately $1.0 million in the fourth quarter.  Within the next two quarters the company also expects to incur additional costs to move its employees located in Silicon Valley into one new facility from two existing facilities.

  “We believe it was essential to make these changes to improve our efficiency and effectiveness as a company,” explained Alley.  “Besides reducing expenses in the short term, the main objective with the reorganization is to improve the effectiveness and timeliness of our product development efforts.  As part of the reorganization, we have appointed Richard J. Tobias, recently hired as our Chief Technology Officer, to also serve as our Vice President of Engineering responsible for all of our research and development centers.  We are already seeing positive impact on our product development teams and processes as a result of changes in our engineering organization.  I firmly believe that this reorganization will make us a better company with a clearer focus and the ability to make critical investments necessary to deliver world-class products in an efficient and timely manner,” concluded Alley.

Business Outlook for Fourth Quarter 2005

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after September 30, 2005.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

3

The company estimates the net loss per share in the fourth quarter of 2005 will be ($0.10) to ($0.11) on a GAAP basis and ($0.02) to ($0.03) on a non-GAAP basis, based on the following estimates:

•                  Revenue of $45.0 to $48.0 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, advanced television, set-top box, videoconferencing, broadcast, and imaging markets, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•                  GAAP gross profit margin of 34.0 to 36.0 percent.  Non-GAAP gross profit margin of 42.5 to 44.5 percent, which excludes an estimated $3.8 million in non-cash expenses for the amortization of various acquired intangible assets and amortization of acquired inventory mark-up.  Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•                  R&D and SG&A expenses (excluding stock-based compensation), combined, of $22.5 to $23.5 million.

•                  Non-cash operating expenses for stock-based compensation and amortization of purchased intangible assets of approximately $0.9 million (excluded for non-GAAP reporting purposes).

•                  Restructuring expenses of approximately $1.0 million (excluded for non-GAAP reporting purposes).

•                  Interest income, net of approximately $0.2 million.

•                  Effective tax rate of 35 to 45 percent of net loss before income taxes on a GAAP basis and 50 to 60 percent of non-GAAP net loss before taxes on a non-GAAP basis.  Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of income before taxes, research and development tax credits, and other factors.

4

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images.  Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook for Fourth Quarter 2005 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, advanced television set top box, network communications, imaging, and broadcast industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, the timing of product introductions, shortages of manufacturing capacity from our third-party foundries, litigation involving employment, antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the Company does update one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

5

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenue	$46,794	$43,970	$128,370	$137,749
Cost of revenue (1)	32,147	22,260	80,603	69,620
Gross profit	14,647	21,710	47,767	68,129

Operating expenses:
Research and development	15,573	8,454	36,586	24,111
Selling, general and administrative	8,202	5,864	22,170	17,394
Stock-based compensation and amortization of purchased intangible assets (2)	1,042	208	1,564	706
Total operating expenses	24,817	14,526	60,320	42,211
Income (loss) from operations	(10,170)	7,184	(12,553)	25,918

Interest income	1,031	1,474	4,439	2,238
Interest expense	(657)	(657)	(1,974)	(952)
Realized loss on sale of marketable securities	—	—	(779)	—
Amortization of debt issuance costs	(177)	(179)	(532)	(294)
Interest and other income, net	197	638	1,154	992
Income (loss) before income taxes	(9,973)	7,822	(11,399)	26,910

Provision for (recovery of) income taxes	(4,716)	2,373	(4,703)	9,149

Net income (loss)	$(5,257)	$5,449	$(6,696)	$17,761

Net income (loss) per share:
Basic	$(0.11)	$0.12	$(0.14)	$0.38
Diluted	$(0.11)	$0.11	$(0.14)	$0.36

Weighted average shares outstanding:
Basic	47,520	46,827	47,218	46,596
Diluted	47,520	53,961	47,218	51,185

(1) Includes amortization of:
Acquired developed technology	$1,972	$132	$2,543	$396
Acquired inventory mark-up	3,244	—	3,329	—
Acquired backlog	581	—	600	—
Deferred stock-based compensation	36	—	47	—
(2) Consists of amortization of:
Deferred stock-based compensation	590	87	814	342
Acquired assembled workforce	119	121	362	364
Acquired customer relationships	283	—	330	—
Acquired trademark	50	—	58	—

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenue	$46,794	$43,970	$128,370	$137,749
Cost of revenue	26,314	22,128	74,084	69,224
Non-GAAP gross profit	20,480	21,842	54,286	68,525

Operating expenses:
Research and development	15,573	8,454	36,586	24,111
Selling, general and administrative	8,202	5,864	22,170	17,394
Total operating expenses	23,775	14,318	58,756	41,505
Non-GAAP income (loss) from operations	(3,295)	7,524	(4,470)	27,020

Interest income	1,031	1,474	4,439	2,238
Interest expense	(657)	(657)	(1,974)	(952)
Amortization of debt issuance costs	(177)	(179)	(532)	(294)
Interest income, net	197	638	1,933	992
Non-GAAP income (loss) before income taxes	(3,098)	8,162	(2,537)	28,012

Provision for (recovery of) income taxes	(2,506)	2,373	(1,406)	9,149

Non-GAAP net income (loss)	$(592)	$5,789	$(1,131)	$18,863

Non-GAAP net income (loss) per share:
Basic	$(0.01)	$0.12	$(0.02)	$0.40
Diluted	$(0.01)	$0.12	$(0.02)	$0.38

Weighted average shares outstanding:
Basic	47,520	46,827	47,218	46,596
Diluted	47,520	53,961	47,218	51,185

The above non-GAAP financial statements are presented for informational purposes only.  Our presentation of non-GAAP financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with U.S. generally accepted accounting principles (GAAP).  Additionally, our presentation of non-GAAP financial information may not be consistent with that of other companies.

We believe that the exclusion of non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Non-GAAP information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue	$46,794	$—		$46,794	$43,970	$—		$43,970
Cost of revenue	32,147	(5,833	)(1)	26,314	22,260	(132	)(1)	22,128
Gross profit	14,647	5,833		20,480	21,710	132		21,842

Operating expenses:
Research and development	15,573	—		15,573	8,454	—		8,454
Selling, general and administrative	8,202	—		8,202	5,864	—		5,864
Stock-based compensation and amortization of purchased intangible assets	1,042	(1,042	)(2)	—	208	(208	)(2)	—
Total operating expenses	24,817	(1,042)		23,775	14,526	(208)		14,318
Income (loss) from operations	(10,170)	6,875		(3,295)	7,184	340		7,524

Interest income	1,031	—		1,031	1,474	—		1,474
Interest expense	(657)	—		(657)	(657)	—		(657)
Amortization of debt issuance costs	(177)	—		(177)	(179)	—		(179)
Interest income, net	197	—		197	638	—		638
Income (loss) before income taxes	(9,973)	6,875		(3,098)	7,822	340		8,162

Provision for (recovery of) income taxes	(4,716)	2,210	(3)	(2,506)	2,373	—		2,373

Net income (loss)	$(5,257)	$4,665		$(592)	$5,449	$340		$5,789

Net income (loss) per share:
Basic	$(0.11)			$(0.01)	$0.12			$0.12
Diluted	$(0.11)			$(0.01)	$0.11			$0.12

Weighted average shares outstanding:
Basic	47,520			47,520	46,827			46,827
Diluted	47,520			47,520	53,961			53,961

(1)              Non-cash expenses for the amortization of acquired developed technology, acquired inventory mark-up, acquired backlog and deferred stock-based compensation.

(2)              Non-cash expenses for the amortization of deferred stock-based compensation, acquired assembled workforce, acquired customer relationships and acquired trademark.

(3)              Adjustment to record the tax impact of the non-GAAP adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP BASIS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue	$128,370	$—		$128,370	$137,749	$—		$137,749
Cost of revenue	80,603	(6,519	)(1)	74,084	69,620	(396	)(1)	69,224
Gross profit	47,767	6,519		54,286	68,129	396		68,525

Operating expenses:
Research and development	36,586	—		36,586	24,111	—		24,111
Selling, general and administrative	22,170	—		22,170	17,394	—		17,394
Stock-based compensation and amortization of purchased intangible assets	1,564	(1,564	)(2)	—	706	(706	)(2)	—
Total operating expenses	60,320	(1,564)		58,756	42,211	(706)		41,505
Income (loss) from operations	(12,553)	8,083		(4,470)	25,918	1,102		27,020

Interest income	4,439	—		4,439	2,238	—		2,238
Interest expense	(1,974)	—		(1,974)	(952)	—		(952)
Realized loss on sale of marketable securities	(779)	779	(3)	—	—	—		—
Amortization of debt issuance costs	(532)	—		(532)	(294)	—		(294)
Interest and other income, net	1,154	779		1,933	992	—		992
Income (loss) before income taxes	(11,399)	8,862		(2,537)	26,910	1,102		28,012

Provision for (recovery of) income taxes	(4,703)	3,297	(4)	(1,406)	9,149	—		9,149

Net income (loss)	$(6,696)	$5,565		$(1,131)	$17,761	$1,102		$18,863

Net income (loss) per share:
Basic	$(0.14)			$(0.02)	$0.38			$0.40
Diluted	$(0.14)			$(0.02)	$0.36			$0.38

Weighted average shares outstanding:
Basic	47,218			47,218	46,596			46,596
Diluted	47,218			47,218	51,185			51,185

(1)              Non-cash expenses for the amortization of acquired developed technology, acquired inventory mark-up, acquired backlog and deferred stock-based compensation.

(2)              Non-cash expenses for the amortization of deferred stock-based compensation, acquired assembled workforce, acquired customer relationships and acquired trademark.

(3)              Realized loss associated with the sale of marketable securities to fund the Equator acquisition.

(4)              Adjustment to record the tax impact of the non-GAAP adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS

Current assets:
Cash and cash equivalents	$54,054	$32,585
Short-term marketable securities	75,025	160,213
Accounts receivable, net	27,420	14,605
Inventories, net	27,809	18,575
Prepaid expenses and other current assets	14,126	4,856
Total current assets	198,434	230,834

Long-term marketable securities	18,297	79,483
Property and equipment, net	14,806	12,444
Other assets, net	16,843	8,101
Debt issuance costs, net	3,958	4,483
Deferred tax assets, net	13,081	4,868
Acquired intangible assets, net	39,627	2,520
Goodwill	134,022	80,836
Total assets	$439,068	$423,569

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,852	$5,946
Accrued liabilities and current portion of long-term liabilities	23,570	12,842
Income taxes payable	—	2,393
Total current liabilities	32,422	21,181

Long-term liabilities, net of current portion	3,372	365
Long-term debt	150,000	150,000
Total liabilities	185,794	171,546

Shareholders’ equity	253,274	252,023
Total liabilities and shareholders’ equity	$439,068	$423,569